Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and the caption "Auditors" in the Statement of Additional Information both included in Post-Effective Amendment Number 16 to the Registration Statement (Form N-1A, No. 33-81800) of Variable Insurance Funds.



                                      ERNST & YOUNG LLP

/s/ Ernst & Young

Columbus, Ohio
January 29, 2002